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                                                                      EXHIBIT 99

CNA SURETY CORPORATION                                          ANALYST CONTACT:
CNA Plaza                                                          John Heneghan
Chicago  IL  60685                                                  312-822-1908
                                                           john.heneghan@cna.com

                                                                  MEDIA CONTACT:
                                                                   Doreen Lubeck
                                                                    773-583-4331



--------------------------------------------------------------------------------
                                                           FOR IMMEDIATE RELEASE


CNA Surety Announces 10% Increase in First Quarter Operating Earnings and
      14% Increase in Net Written Premiums

         CHICAGO, May 8, 2000 -- CNA Surety Corporation (NYSE:SUR) today reported double-digit growth in operating earnings and net written premiums for the first quarter ended March 31, 2000. Premium growth for the quarter was particularly strong in the contract segment, driven by increased public construction nationwide. Highlights of the first quarter 2000 results compared with the same period in 1999 include:

          - Operating earnings, after income taxes, increased 10 percent to $14.1 million, or 33 cents per share, from $12.8 million, or 29 cents per share, in 1999.

          - Net income increased 8 percent to $14.1 million, or 33 cents per share, compared to $13.0 million, or 30 cents per share, in 1999.

          - Net written premiums increased 14 percent to $79.2 million and contract surety premiums increased 21 percent.

          -    Underwriting income increased 8 percent to $17.3 million.

          - The combined ratio was 77.1 percent for the first quarter ended March 31, 2000 compared with 76.5 percent in the first quarter of 1999.

          "We continue to take great pride in our strong operating and financial results. In the first quarter, net written premiums for our core direct business grew 14 percent, led by a 21 percent increase in contract surety" said Mark C. Vonnahme, President and Chief Executive Officer of CNA Surety. "The generally robust public construction markets together with our positive new account activity over the last two years contributed to our strong contract growth. In addition, our distribution partners have responded very favorably to our new value added service offerings, such as our internally developed bONdLINE(R) system and SurePath(TM) product available through our alliance with InSure Vision Technologies, LLC. These Internet-based solutions and other service offerings are making it easier for agents and brokers to efficiently transact business with CNA Surety".

                                     -more-
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         For the first quarter ended March 31, 2000, net income increased 8 percent to $14.1 million, or 33 cents per share, compared to $13.0 million, or 30 cents per share, in 1999. Operating earnings, after income taxes, increased 10 percent to $14.1 million, or 33 cents per share, from $12.8 million, or 29 cents per share, in 1999. These increases in operating earnings were primarily attributable to underwriting results as described below and a 14% increase in investment income resulting from higher average invested assets and general interest rate increases.
          For the first quarter ended March 31, 2000, net written premiums increased 14 percent to $79.2 million with contract surety up 21 percent and commercial surety up 7 percent. Continued strong demand for domestic contract surety products was supplemented by increased direct international contract premium of $3.0 million for the quarter. The commercial surety premium increase for the quarter reflects increased volume particularly in the small commercial segment. International commercial reinsurance business increased $0.8 million to $3.0 million.
         Underwriting income for the first quarter ended March 31, 2000 increased $1.3 million, or 8 percent, to $17.3 million. The Company's loss and combined ratios were 17.9 percent and 77.1 percent, respectively, for the first quarter of 2000 compared with loss and combined ratios for the comparable 1999 quarter of 17.6 percent and 76.5 percent, respectively. The loss and combined ratios for the first quarter of 2000 include favorable loss reserve development of $2.1 million compared with favorable loss reserve development of $1.7 million for the first quarter of 1999. The expense ratio increased slightly to 59.2 percent in the first quarter of 2000 compared with the expense ratio of 58.9 percent in the comparable quarter of 1999.
         Through March 31, 2000, the Company has repurchased approximately 1.2 million of its shares at an aggregate cost of $13.0 million. Further repurchase activity has been suspended pending resolution of the proposed tender offer by Continental Casualty Company for the remaining CNA Surety common stock that Continental Casualty and its affiliates do not own.
         CNA Surety Corporation is the largest publicly traded surety company in the country. Through its principal subsidiaries, Western Surety Company and Universal Surety of America, CNA Surety provides surety and fidelity bonds in all 50 states through a combined network of approximately 37,000 independent agencies. Visit us at www.cnasurety.com on the World Wide Web.
         CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.
         InSure Vision Technologies, LLC is the developer of SurePath(TM), a single entry, multi-use automated surety bond processing system which operates over the Internet.




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CNA SURETY CORPORATION
Press Release Investor Data
{Amounts in thousands, except per share data}

                                                                                              THREE MONTHS ENDED
                                                                                                    MARCH 31,
                                                                                          ---------------------------
                                                                                              2000             1999
                                                                                          -----------     -----------
     OPERATING RESULTS:

     Gross written premiums                                                               $    80,655     $    71,524
                                                                                          ===========     ===========

     Net written premiums                                                                 $    79,179     $    69,362
                                                                                          ===========     ===========

     Revenues:
       Net earned premiums                                                                $    75,687     $    67,870
       Net investment income                                                                    7,201           6,341
       Net realized investment gains (losses)                                                      (4)            396
                                                                                          -----------     -----------
          Total revenues                                                                  $    82,884     $    74,607
                                                                                          -----------     -----------


     Expenses:
       Net losses and loss adjustment expenses                                                 13,572          11,914
       Net commissions, brokerage and
            other underwriting expenses                                                        44,808          39,978
       Interest expense                                                                         1,621           1,489
       Amortization of intangible assets                                                        1,525           1,475
                                                                                          -----------     -----------
          Total expenses                                                                       61,526          54,856
                                                                                          -----------     -----------

     Income before income taxes                                                                21,358          19,751

     Income taxes                                                                               7,245           6,708
                                                                                          -----------     -----------

     NET INCOME                                                                           $    14,113     $    13,043
                                                                                          ===========     ===========

     Basic earnings per common share                                                           $ 0.33           $0.30
                                                                                               ======           =====

     Diluted earnings per common share                                                         $ 0.33           $0.30
                                                                                               ======           =====

     Basic weighted average shares outstanding                                                 42,962          44,100
                                                                                          ===========     ===========

     Diluted weighted average shares outstanding                                               43,065          44,213
                                                                                          ===========     ===========


     OPERATING EARNINGS, AFTER INCOME TAXES:
     Net income                                                                           $    14,113     $    13,043
     Net investment (gains) losses                                                                  3            (257)
                                                                                          -----------     -----------
     Operating earnings                                                                   $    14,116     $    12,786
                                                                                          ===========     ===========

     DILUTED PER SHARE DATA:
     Net income                                                                           $      0.33     $      0.30
     Net realized investment (gains) losses                                                         -           (0.01)
                                                                                          -----------     -----------
     OPERATING EARNINGS                                                                   $      0.33     $      0.29
                                                                                          ===========     ===========


-------------------------------------------------
See notes to Press Release Investor Data on page 4.




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CNA SURETY CORPORATION
Press Release Investor Data
{Amounts in thousands, except per share data}


                                                                                               THREE MONTHS ENDED
                                                                                                    MARCH 31,
                                                                                          ---------------------------
                                                                                              2000            1999
                                                                                          -----------     -----------
     UNDERWRITING RESULTS:

     Net written premiums:
       Contract                                                                           $    35,930     $    29,659
       Commercial                                                                              35,315          32,884
       Fidelity and other                                                                       7,934           6,819
                                                                                          -----------     -----------
                                                                                          $    79,179     $    69,362
                                                                                          ===========     ===========

     Net earned premiums                                                                  $    75,687     $    67,870
     Net losses and loss adjustment expenses(1)                                                13,572          11,914
     Net commissions, brokerage and other
           underwriting expenses                                                               44,808          39,978
                                                                                          -----------     -----------
     Underwriting income                                                                  $    17,307     $    15,978
                                                                                          ===========     ===========

     Loss ratio(1)                                                                               17.9%           17.6%
     Expense ratio                                                                               59.2            58.9
                                                                                          -----------     -----------
     Combined ratio(1)                                                                           77.1%           76.5%
                                                                                          ===========     ============


                                                                                            MARCH 31,     December 31,
     CONSOLIDATED BALANCE SHEET DATA:                                                         2000           1999
                                                                                          -----------     -----------
     Invested assets and cash                                                             $   534,315     $    499,400
     Intangible assets, net                                                                   154,455          155,980
     Total assets                                                                             900,676          851,575

     Insurance reserves                                                                       365,537          357,233
     Long-term debt                                                                           101,900          101,900
     Total stockholders' equity                                                               337,956          326,304

     Book value per share                                                                 $      7.88     $       7.59
                                                                                          ===========     ============
     Outstanding shares                                                                        42,896           43,006
                                                                                          ===========     ============



--------------------------------------------

NOTES TO PRESS RELEASE INVESTOR DATA

(1) Includes the effect of recording revisions of prior year reserves. The dollar amount and the percentage point effect on the loss ratio of these reserve revisions, all of which were reductions, were $2,101 or 2.8% and $1,665 or 2.5% for three months ended March 31, 2000 and 1999, respectively.


"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, product and policy demand and market response risks, the effect of economic conditions, the impact of competitive products, policies and pricing, product and policy development, regulatory changes and conditions, rating agency policies and practices, development of claims and the effect on loss reserves, the performance of reinsurance companies under reinsurance contracts with the Company, investment portfolio developments and reaction to market conditions, the results of financing efforts, the actual closing of contemplated transactions and agreements, the effect of the Company's accounting policies, and other risks detailed in CNA Surety Corporation's Securities and Exchange Commission filings. No assurance can be given that the actual results of operations and financial condition will conform to the forward-looking statements contained herein.







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